Exhibit 10.20

FIRST AMENDMENT
TO THE
SEVERANCE PROTECTION AGREEMENT

THIS FIRST AMENDMENT TO THE SEVERANCE PROTECTION AGREEMENT (this “Amendment”) is made as of October 2, 2008, by and between NMS Communications Corporation, a Delaware corporation (the “Company”), and Joel Hughes (the “Executive”).  Capitalized terms used herein an not otherwise defined shall have the meaning ascribed to them in the Severance Protection Agreement dated as of June 6, 2008 by and between the Company and the Executive (the “Severance Agreement”).

WHEREAS, the Company and the Executive have entered into Severance Agreement;

WHEREAS, the Company is contemplating a sale of its Communications Platform business (the “Business”) and has entered into an Asset Purchase Agreement dated September 12, 2008 with Dialogic Corporation (the “Asset Purchase Agreement”) pursuant to which the Company will sell substantially all of the assets of the Business;

WHEREAS, the Company and the Executive have agreed that the sale of the Business will not constitute a “Change of Control” under the Severance Agreement; and

WHEREAS, the Company and the Executive desire to amend the Severance Agreement to reflect the foregoing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree:

1.               That the Severance Agreement is amended by adding the following sentence to the end of the last paragraph in Section 15.6 of the Severance Agreement:

“Notwithstanding anything to the contrary set forth herein, the sale of the Company’s NMS Communications business (or any successor thereto, the “Business”) shall not constitute a Change of Control including, without limitation, the proposed sale of the Business contemplated by that certain Asset Purchase Agreement dated as of September 12, 2008 between the Company and Dialogic Corporation (as originally executed and as the same may be amended, supplemented or modified from time to time in accordance with its terms).”

2.               Except as amended by this Amendment, the Severance Agreement remains in full force and effect without modification or waiver.

3.               This Amendment shall be governed by and construed under the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws provisions.  Any action brought by any party to this Amendment shall be brought and maintained in a court of competent jurisdiction in Middlesex or Suffolk Counties in the Commonwealth of Massachusetts.

4.               This Amendment may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and the Executive as of the date first set forth above.

NMS COMMUNICATIONS CORPORATION

By:	/s/ Robert P. Schechter
Name: Robert P. Schechter
Title: CEO

EXECUTIVE

/s/ Joel Hughes
Joel Hughes